Agreement and Plan of Merger


                            Dated as of June 1, 1999



                                      Among

                           NetAmerica.com Corporation

                                   as Acquiror


                         Rate Exchange (Delaware), Inc.

                          a subsidiary of the Acquiror


                               RateExchange, Inc.

                                       and

                     the Shareholders of RateExchange, Inc.


                                Table of Contents

1. Definitions....................................................................................................1
         1.1      Cross-referenced Definitions....................................................................1
         1.2      Standard Definitions............................................................................2

2. The Merger.....................................................................................................5
         2.1      The Merger Generally............................................................................5
         2.2      Conversion of Company Shares....................................................................5
         2.3      Closing.........................................................................................6
         2.4      Company Closing Liabilities.....................................................................7
         2.5      Adjustment of Merger Consideration..............................................................9

3. Conditions Precedent...........................................................................................9
         3.1      Conditions to the Obligations of All Parties....................................................9
         3.2      Conditions to Obligations of the Acquiror and Newco............................................10
         3.3      Conditions to Obligations of the Company and the Company Shareholders..........................10

4. Seller Representations and Warranties.........................................................................11
         4.1      Existence and Power............................................................................11
         4.2      Authorization..................................................................................11
         4.3      Governmental Authorization; Consents...........................................................11
         4.4      Non-Contravention..............................................................................12
         4.5      Title..........................................................................................12
         4.6      Capitalization.................................................................................12
         4.7      No Subsidiaries................................................................................13
         4.8      Financial Statements...........................................................................13
         4.9      Absence of Certain Changes.....................................................................13
         4.10     Properties.....................................................................................14
         4.11     No Undisclosed Material Liabilities............................................................14
         4.12     Litigation.....................................................................................14
         4.13     Material Contracts.............................................................................15
         4.14     Compliance with Laws; No Defaults..............................................................15
         4.15     Finders'Fees...................................................................................15
         4.16     Intellectual Property..........................................................................15
         4.17     Employee Benefits..............................................................................16
         4.18     Environmental Compliance.......................................................................16
         4.19     Tax Matters....................................................................................17
         4.20     Transactions with Affiliates...................................................................17
         4.21     Non-competition................................................................................18
         4.22     Other Information..............................................................................18


5. Acquiror Representations and Warranties.......................................................................18
         5.1      Organization and Existence.....................................................................18
         5.2      Authorization..................................................................................18
         5.3      Governmental Authorization.....................................................................18
         5.4      Non-Contravention..............................................................................18
         5.5      Title..........................................................................................19
         5.6      Capitalization.................................................................................19
         5.7      Financial Statements...........................................................................19
         5.8      Absence of Certain Changes.....................................................................19
         5.9      Compliance with Laws; No Defaults..............................................................19
         5.10     Finders'Fees...................................................................................20
         5.11     SEC Filings....................................................................................20

6. Covenants of the Company and the Company Shareholders.........................................................20
         6.1      Conduct of the Company's Business..............................................................20
         6.2      Other Offers...................................................................................21
         6.3      Access to Information..........................................................................21
         6.4      Confidentiality................................................................................21
         6.5      Notices of Certain Events......................................................................22
         6.6      Approvals......................................................................................22
         6.7      Public Announcements...........................................................................22
         6.8      Transfer Taxes.................................................................................22
         6.9      Shareholder Actions............................................................................22

7. Acquiror Covenants............................................................................................23
         7.1      Confidentiality................................................................................23
         7.2      Payment of Certain Liabilities.................................................................23
         7.3      Director.......................................................................................23
         7.4      Officers and Directors Insurance Coverage......................................................24
         7.5      Stock Ownership After Merger...................................................................24
         7.6      Approvals......................................................................................26
         7.7      Public Announcements...........................................................................26
         7.8      Federal Tax Cooperation........................................................................26
         7.9      Transfer Taxes.................................................................................26

8. Investor Matters..............................................................................................26
         8.1      Representations and Warranties.................................................................26
         8.2      Securities Legended and Not Registered.........................................................27

9. Survival; Indemnification.....................................................................................27
         9.1      Survival.......................................................................................27
         9.2      Indemnification................................................................................28
         9.3      Procedures.....................................................................................29

                                                                            -ii-

10. Termination..................................................................................................29
         10.1     Grounds for Termination........................................................................29
         10.2     Effect of Termination..........................................................................30

11. Miscellaneous................................................................................................30
         11.1     Notices........................................................................................30
         11.2     Amendment; No Waivers; Integration.............................................................30
         11.3     Expenses.......................................................................................31
         11.4     Assignment.....................................................................................31
         11.5     Governing Law; Jurisdiction....................................................................31
         11.6     Headings.......................................................................................31
         11.7     Counterparts...................................................................................31

Exhibit   A     Form of Acquiror Note
          B     Form of Acquiror Pledge Agreement
          C     Form of Shareholder Pledge Agreement
          D     Form of Registration Rights Agreement
          E     Form of Employment Agreement

Schedule     4.13  Material Contracts.
             4.16  Intellectual Property.
             4.19  Tax Matters.

                                     -iii-

                          Agreement and Plan of Merger

              AGREEMENT dated as of June 1, 1999 among NetAmerica.com Corporation, a Delaware corporation (with its successors and assigns, the "Acquiror"), Rate Exchange (Delaware), Inc., a subsidiary of the Acquiror (with its successors and assigns, "Newco"), RateExchange, Inc., a Colorado corporation (the "Company"), and each of the persons and entities listed on the signature pages hereof (each, with its successors, a "Company Shareholder").
              WHEREAS, the Company Shareholders are the owners of all of the issued and outstanding shares of common stock of the Company;
              WHEREAS, the Acquiror is a public company whose shares of common stock are traded over the counter under the symbol NAMI;
              WHEREAS, the Acquiror desires to acquire from the Company Shareholders, through merger, all of the capital stock of the Company in exchange for shares of the Acquiror's common stock, a promissory note and cash, as more fully described below, and the Company Shareholders desire to have the Acquiror acquire such shares, upon the terms and subject to the conditions hereinafter set forth;
              WHEREAS, the parties have agreed to cause the Acquiror to acquire the stock of the Company by having the Company merge with and into Newco, a subsidiary of the Acquiror formed for such purpose, with Newco being the surviving company of such merger; and
              WHEREAS, the parties intend that the Merger will qualify as a reorganization under Section 368(a)(2)(D) of the Internal Revenue Code (as defined below);
              NOW, THEREFORE, the parties agree as follows:
                                 1. Definitions
1.1 Cross-referenced Definitions. The following terms, when capitalized, are used herein with the meaning set forth in the Section or portion of this Agreement referred to below:


                 Acquiror                                       Preamble                      p. 1
                 Acquiror Note                                  Section 2.2(c)(ii)            p. 5
                 Acquiror Pledge Agreement                      Section 2.3(b)(iii)           p. 6
                 Acquiror SEC Reports                           Section 5.11                  p. 20
                 Acquisition Proposal                           Section 6.2(i)                p. 21
                 Closing Balance Sheet                          Section 2.4(a)                p. 7
                 Closing Date                                   Section 2.3(a)`               p. 6
                 Closing Deadline                               Section 2.3(a)                p. 6
                 Company                                        Preamble                      p. 1
                 Company Shareholder                            Preamble                      p. 1
                 Damages                                        Section 9.2(a)                p. 28
                 Employment Agreement                           Section 2.3(b)(v)             p. 6


                 Environmental Law                              Section 4.18                  p. 16
                 Financial Statements                           Section 4.8                   p. 13
                 Hazardous Substance                            Section 4.18                  p. 16
                 Indemnified Party                              Section 9.3(a)                p. 29
                 Indemnifying Party                             Section 9.3(a)                p. 29
                 Merger                                         Section 2.1                   p. 5
                 Merger Time                                    Section 2.3(d)                p. 7
                 Newco                                          Preamble                      p. 1
                 Notice of Alternative Calculation              Section 2.4(b)                p. 7
                 Registration Rights Agreement                  Section 2.3(b)(iv)            p. 6
                 Shareholder Pledge Agreement                   Section 2.3(c)(ii)            p. 7
                 Tax Affiliate                                  Section 4.19                  p. 17

1.2 Standard Definitions. The following terms, when capitalized, are used herein with the following meanings:

              "Acquiror Share" means an issued and outstanding share of common stock of the Acquiror.

              "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person or an Affiliate of such other Person, (ii) if such Person is a corporation or similar entity, each member of such Person's board of directors or similar body, (iii) if such Person is a natural person, any relative of such Person and any corporation or similar entity of whose board of directors or similar body such Person is a member, (iv) all general and limited partnerships of which such Person is a general partner, (v) if such Person is a general or limited partnership, all general partners of such Person, (vi) all trusts and estates of which such Person is a fiduciary or beneficiary, (vii) if such Person is an estate or trust, each fiduciary of such Person and each beneficiary of such Person and (viii) all Affiliates of Affiliates of such Person. Each Company Shareholder shall be deemed to be an "Affiliate" of the Company.

              "Business Day" means each day other than a Saturday or a Sunday or a day on which banks in San Francisco, California are authorized or required to be closed.

              "Colorado Statute" means the Colorado Business Corporation Act, as amended.

              "Company Closing Liabilities" means the aggregate amount, at the Closing Date, of (i) liabilities of the Company properly shown on a balance sheet prepared in accordance with GAAP, each such liability in the amount properly shown on a balance sheet properly prepared in accordance with GAAP,
(ii) all prepayment premiums that would be payable if all Company Closing Liabilities were paid in full on the Closing Date (whether or not any such liability actually is so paid) and (iii) contingent liabilities, claims and assessments that have been asserted, threatened or are reasonably likely to be asserted (even if such items would not properly be shown on a balance sheet pursuant to the provisions of GAAP, including without limitation FAS 5), each in the amount that is the loss, cost and expense that the Company is reasonably likely to incur on account of such liability, claim or assessment, provided that the "Company Closing Liabilities" shall not include the liabilities that the Acquiror has agreed to pay pursuant to Section 7.2 (p. 23).

              "Company Share" means an issued and outstanding share of common stock of the Company.

              "Contract" means each contract, agreement, lease, commitment, arrangement, plan and understanding to which the Company is a party, whether or not legally enforceable by the other party or parties thereto.

              "Debt" of any Person means all obligations for borrowed money and overdrafts, all obligations evidenced by bonds, debentures, notes or other similar instruments, all obligations to pay the deferred purchase price of property or services, except trade accounts payable, payroll liabilities and deferred revenues arising in the ordinary course of business consistent with past practice, all obligations as lessee which are capitalized in accordance with GAAP, all obligations of others secured by a Lien on any asset of such Person, whether or not such obligations are assumed by such Person, and all obligations of others guaranteed by such Person.

              "Delaware Statute" means the Delaware General Corporation Law, as amended.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

              "Financial Statement Date" means March 31, 1999.

              "GAAP" means generally accepted accounting principles applied on a basis consistent with that used to prepare the Financial Statements.

              "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

              "Intellectual Property Right" means any trademark, service mark, registration thereof or application for registration therefor, trade name, invention, patent, patent application, trade secret, know-how, copyright, copyright registration, application for copyright registration, or any other similar type of proprietary intellectual property right, in each case which is owned or licensed and used or held for use by the Company.

              "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

              "Majority Company Shareholders" means Company Shareholders that own, at the time of determination (or, if the time of determination is after the Closing Date, that owned at the Closing Date), in the aggregate, not less than 51% of the total number of Company Shares then owned by all of the Company Shareholders.

              "Material Adverse Change" means a material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Company.

              "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company.
              "1933 Act" means the Securities Act of 1933 and the rules and regulations issued thereunder, as amended from time to time.

              "1934 Act" means the Securities Exchange Act of 1934 and the rules and regulations issued thereunder, as amended from time to time.

              "Person" means an  individual,  a  corporation,  a partnership,  a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

              "Prepayment Premium" means any premium, penalty or compensation payable upon the repayment of any obligation prior to its stated maturity.

              To "Register" any securities means to effect the registration of such securities by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document. The words "Registered" and "Registration" have corresponding meanings.

               "Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act and any successor rule to substantially the same effect, in each case as amended from time.

              "Tax" payable by any Person means any tax or charge or assessment imposed on such Person, including without limitation any tax or governmental charge or assessment measured by such Person's net income, gross income, gross receipts or sales; any use, ad valorem, value added, franchise, profits, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, alternative or add-on minimum tax or governmental charge or assessment; any withholding of amounts paid to or by such Person on account of any such tax, governmental charge or assessment; and any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any Tax.

              "Transfer Tax" means any stock transfer, other transfer, sales, use, documentary, stamp, registration and other similar Tax imposed on any party to this Agreement by reason of its entry into this Agreement and the completion of the transactions contemplated hereby on the Closing Date, but excluding Taxes imposed on any party measured by the net or gross income of such party.

              "Treasury Regulations" means the regulations promulgated by the Department of Treasury pursuant to the Internal Revenue Code and published in the Code of Federal Regulations, as amended from time to time.

                                  2. The Merger

        2.1The Merger Generally. At the Merger Time, the Company shall be merged with and into Newco in accordance with the Colorado Statute and the Delaware Statute (the "Merger"), whereupon the separate existence of the Company shall cease, and Newco shall be the surviving corporation. From and after the Merger Time, title to all property owned by each of Newco and the Company shall be vested in Newco, and Newco shall have all liabilities of Newco and the Company, all as provided by the Colorado Statute and the Delaware Statute. At the Merger Time, the articles of incorporation and bylaws of Newco, as the surviving company of the Merger, shall continue to be the same as the articles of incorporation and bylaws of Newco in effect at the Merger Time. From and after the Merger Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Newco at the Merger Time shall continue to be the directors and officers of Newco, as the surviving company of the Merger.

              2.2 Conversion of Company Shares. At the Merger Time:

        (a) Each share of capital stock of the Company held by the Company as treasury stock immediately prior to the Merger Time shall be cancelled, and no payment shall be made with respect thereof.

        (b) Each share of common stock of Newco outstanding immediately prior to the Merger Time shall be one share of common stock of Newco, as the surviving company of the Merger, and after the Merger Time shall constitute the only outstanding shares of capital stock of Newco, as the surviving company of the Merger.

        (c) Each Company Share outstanding immediately prior to the Merger Time shall be converted into:

        (i) a number of Acquiror Shares equal to 575,000 divided by the total number of Company Shares outstanding immediately prior to the Merger Time; and


        (ii) a promissory note of the Acquiror in substantially the form of Exhibit A, in an original principal amount equal to $450,000 divided by the total number of Company Shares outstanding immediately prior to the Merger Time (subject to adjustment pursuant to Section 2.5 (p. 9)) (each, an "Acquiror Note")

Each Company Shareholder shall receive a single Acquiror Note in a principal amount equal to $450,000 times the number of Company Shares held by it immediately prior to the Merger Time divided by the total number of Company Shares outstanding immediately prior to the Merger Time.

        (d) No fractional Acquiror Shares shall be issued in the Merger. If a Company Shareholder would be entitled to receive a fractional Acquiror Share, such Company Shareholder shall instead receive, in lieu thereof, an amount in cash determined by multiplying $6.00 by the fraction of an Acquiror Share to which such Company Shareholder would otherwise have been entitled.

2.3  Closing.

        (a) The closing of the transactions necessary to effect the Merger shall take place at the offices of the Acquiror in San Francisco on a date (the "Closing Date") on or before the Closing Deadline (as defined below) designated by the Acquiror by not less than three days prior written notice to the Company Shareholders or, if the Acquiror fails to designate such a date, the Closing Deadline (or in any event, another date agreed to by the Acquiror and the Majority Company Shareholders). If any Company Shareholder at any time notifies the Acquiror that the conditions precedent set forth in Article 3 to the obligation of the Acquiror to consummate the Merger have been or shall be satisfied on a particular date, the Acquiror shall use its best efforts to designate a Closing Date that is as soon as is reasonably practicable after the date such conditions precedent are satisfied. The "Closing Deadline" means June 30, 1999, or such later date that the parties may agree upon as the deadline to complete the transactions necessary to consummate the Merger pursuant to this Agreement.

        (b) On the Closing Date, the Acquiror shall:

        (i) deliver to each Company Shareholder a newly-issued certificate representing 80% of the Acquiror Shares to be issued to such Company Shareholder pursuant to the Merger (rounded to the nearest whole share) and issue to each Company Shareholder a newly-issued certificate representing the remaining Acquiror Shares to be issued pursuant to the Merger but retain possession of such certificates as contemplated by the Shareholder Pledge Agreement referred to below, all such certificates being registered in the name of the respective Company Shareholders;

        (ii) execute and deliver to each Company Shareholder an Acquiror Note;

        (iii) execute and deliver to the Company Shareholders a Pledge Agreement
in  substantially   the  form  attached  as  Exhibit  B  (the  "Acquiror  Pledge
Agreement");

        (iv)  execute  and deliver to the Company  Shareholders  a  Registration
Rights  Agreement  in  substantially   the  form  attached  as  Exhibit  D  (the
"Registration Rights Agreement"); and

        (v) execute and deliver to each of Sean Whelan and Ross Mayfield an Employment Agreement in substantially the form attached as Exhibit E (each, an "Employment Agreement").

        (c) On the Closing Date, each Company Shareholder shall:

        (i) deliver to the Acquiror a certificate or certificates registered in such Company Shareholder's name representing all of the Company Shares owned by such Company Shareholder, duly endorsed or accompanied by stock powers duly endorsed in the name of the Acquiror;

        (ii) execute and deliver to the Acquiror a Shareholder Pledge Agreement in substantially the form attached as Exhibit C (the "Shareholder Pledge Agreement");

        (iii) execute and deliver to the Acquiror the Registration Rights Agreement; and

        (iv) in the case of Company Shareholders Sean Whelan and Ross Mayfield only, execute and deliver to the Acquiror the Employment Agreement to which such Company Shareholder is a party.

        (d) On the Closing Date (or, if not reasonably practicable, on the following Business Day), the Company and Newco shall file with the Secretary of State of the State of Delaware a certificate of merger complying with the Delaware Statute and shall file with the Secretary of State of the State of Colorado articles of merger complying with the Colorado Statute, and shall make all other filings and take all other actions required by the Delaware Statute and the Colorado Statute in connection with the Merger. The Merger shall become effective at the "Merger Time," which is the time at which such certificate of merger and articles of merger are duly filed with both the Secretaries of State of the State of Delaware and of the State of Colorado.

        (e) Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Sections 252 and 251 of the Delaware Statute, Sections 111-107 and 111-101 through 111-105 of the Colorado Statute, other applicable provisions of the Delaware Statute and the Colorado Statute and other applicable laws and regulations to consummate the Merger. At and after the Merger Time, the officers and directors of the Acquiror and Newco shall be authorized to execute and deliver, in the name and on behalf of the Acquiror or Newco, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Acquiror or Newco, any other actions and things to vest, perfect or confirm of record or otherwise in Newco any and all right, title and interest in, to and under any of the rights, properties or assets of the Company.

        2.4 Company Closing Liabilities.

        (a) As promptly as practicable after the Closing Date (but in no event more than 30 days after the Closing Date), the Acquiror shall cause a balance sheet of the Company as at the closing of business on the Closing Date, but without giving effect to the Merger (the "Closing Balance Sheet"), to be prepared in accordance with GAAP, and shall prepare a certificate based on such Closing Balance Sheet (among other things) setting forth the Acquiror's calculation of the Company Closing Liabilities, and the Acquiror shall deliver the Closing Balance Sheet and such certificate to the Company Shareholders.

        (b) If any Company Shareholder disagrees with the Acquiror's calculation of the Company Closing Liabilities, such Company Shareholder shall raise such disagreement with the other Company Shareholders. The Majority Company

Shareholders may agree upon a proposed alternative calculation of the Company Closing Liabilities, whereupon the Majority Company Shareholders may prepare one (and only one) notice of such alternative calculation (the "Notice of Alternative Calculation"), which shall set forth in detail the Majority Company Shareholders' calculation of the Company Closing Liabilities and shall describe and explain each item and amount included in the Acquiror's calculation of Company Closing Liabilities with which the Majority Company Shareholders disagree, and shall set forth in detail an alternate amount calculated by the Majority Company Shareholders. The Notice of Alternative Calculation, if any, shall be delivered to the Acquiror within 30 days after the Acquiror delivers the documents referred to in subsection (a) to the Company Shareholders. Any calculation, item or amount shown on the Acquiror's Closing Balance Sheet or calculation of the Company Closing Liabilities that is not specifically disagreed with in such a Notice of Alternative Calculation signed by the Majority Company Shareholders and timely delivered shall be deemed to have been agreed to by each of the Company Shareholders.

              (c) If a Notice of Alternative Calculation shall be duly prepared, signed and delivered as described in subsection (b), it shall be binding on the Company Shareholders and the parties shall use their best efforts to reach agreement on the disputed items or amounts in order to agree thereupon, none of which agreed-upon amounts shall be more favorable to the Acquiror than the amount thereof initially calculated by the Acquiror nor more favorable to the Company Shareholders than the amount thereof set forth in the Notice of Alternative Calculation. Any such amount agreed upon by the Acquiror and the Majority Company Shareholders shall be conclusive and binding upon all parties hereto, including any Company Shareholders that do not agree to it.

        (d) If the Acquiror and the Majority Company Shareholders are not able to reach agreement as to the amount of the Company Closing Liabilities within 30 days after the Acquiror's receipt of the Notice of Alternative Calculation, then BDO Seidman, LLP shall determine the disputed amount of the Company Closing
Liabilities, which determination shall be binding upon all parties hereto. In making such determination, such accountants shall follow the definition of "Company Closing Liabilities" and, in addition, shall consider only those calculations, items and amounts shown on the Acquiror's calculations of the Company Closing Liabilities that were specifically disagreed with in a Notice of Alternative Calculation signed by the Majority Company Shareholders and timely delivered. Moreover, the amount of the Company Closing Liabilities determined by such accountants shall not be greater than the amount set forth in the Acquiror's certificate or less than the amount set forth in the Notice of Alternative Calculation. Judgment upon any award rendered by such accountants may be entered in any court having jurisdiction thereof.

        (e) The Acquiror on the one hand, and the Company Shareholders (jointly and severally) on the other hand, shall bear a portion of the reasonable costs and expenses incurred in connection with such accountants' review and determination (including without limitation such party's and the other party's attorneys' fees and expenses and expenses incurred in gathering and presenting information to the accountants) based on the ratio of the difference between the finally determined amount and the amount proposed by such party and the total amount in dispute. For example, if the Acquiror's calculation of the Company Closing Liabilities was $200,000 and the amount shown in the Notice of Alternative Calculation was $150,000, the amount in dispute would be $50,000. If the accountants were ultimately to resolve the matter by determining that the amount of the Company Closing Liabilities is $180,000, the Acquiror would bear 40% of the expenses referred to above ($20,000 divided by $50,000) and the Company Shareholders would jointly and severally bear 60% of the expenses referred to above ($30,000 divided by $50,000). As a condition to referring any dispute to such accountants rather than having the Acquiror's calculation be determinative, the Company Shareholders shall provide reasonably adequate assurances to the Acquiror that they will pay their portion of the cost of such accountants' review.

              2.5 Adjustment of Merger Consideration. Within 30 days after final determination of the amount of the Company Closing Liabilities pursuant to
    Section 2.4 (whether upon the failure of the Majority Company Shareholders to object timely to the Acquiror's calculation thereof, upon agreement between the Acquiror and the Majority Company Shareholders or upon determination by the accountants referred to in Section 2.4(d)):

              (i)  The   principal   amount  of  each  Acquiror  Note  shall  be
    automatically reduced by such Acquiror Notes' pro rata share (based on the respective original principal amounts of the Acquiror Notes) of the amount (if any) by which the Company Closing Liabilities exceeds $60,000, without any notice or further action by any Person, effective as of the Closing Date (so that interest shall accrue from the Closing Date on the principal amount as so reduced).

              (ii) If the amount of the Company Closing Liabilities is greater than $510,000, the Acquiror Notes shall be cancelled in their entirety and the Company Shareholders shall be jointly and severally obligated, at their option, either:

       (A) to pay to the Acquiror an amount equal to the lesser of (x) the amount by which the Company Closing Liabilities exceed $510,000 or
             (y) $3,450,000, or

       (B) to return to the Acquiror a number of Acquiror Shares equal to the amount payable pursuant to clause (A) divided by $6.

                            3. Conditions Precedent

             3.1 Conditions to the Obligations of All Parties. The obligations of the Acquiror, Newco, the Company and each Company Shareholder to consummate the Merger are subject to the satisfaction of the following conditions precedent:

             (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Merger;

             (b)  All  actions  by  or  in  respect  of  or  filings   with  any
governmental body, agency, official or authority required to permit the consummation of the Merger pursuant to this Agreement shall have been obtained; and

             (c) No proceeding seeking to prohibit the Merger shall have been instituted by any Person other than a party hereto before any court, arbitrator or governmental body, agency or official and be pending.

             3.2 Conditions to Obligations of the Acquiror and Newco. The obligations of the Acquiror and Newco to consummate the Merger, to issue the Acquiror Shares and to deliver the Acquiror Notes are subject to the satisfaction (or the written waiver by the Acquiror) of the following further conditions precedent:

             (a) Tender by the Company Shareholders of the documents required to be delivered by Section 2.3(c) (p. 6);

             (b) The Company and each Company Shareholder shall have performed in all material respects all of their obligations hereunder required to be performed on or before the Closing Date;

             (c) The representations and warranties of the Company and each Company Shareholder contained in this Agreement and in any certificate or other writing delivered by the Company or any Company Shareholder pursuant hereto shall be true and correct in all material respects;

             (d) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by the Acquiror of the business of the Company after the Closing Date;

             (e) Tender to the Acquiror of the resignations of each member of the Company's board of directors;

             (f) Receipt by the Acquiror of a certificate of the chief executive officer of the Company to the effect set forth in paragraphs (b) and (c) above; and

             (g) Receipt by the Acquiror of all documents it may reasonably request relating to the existence of the Company and each Company Shareholder that is not a natural person and the authority of the Person executing this Agreement on behalf of the Company and each such Company Shareholder, all in form and substance reasonably satisfactory to the Acquiror.

             3.3 Conditions to Obligations of the Company and the Company Shareholders. The obligations of the Company and each Company Shareholder to consummate the Merger is subject to the satisfaction (or the written waiver by the Majority Company Shareholders) of the following further conditions precedent:

             (a) Tender by the Acquiror of the documents required to be delivered by Section 2.3(b) (p. 6);

             (b) The Acquiror and Newco shall have performed in all material respects all of their obligations hereunder required to be performed on or before the Closing Date;

             (c) The representations and warranties of the Acquiror and Newco contained in this Agreement and in any certificate or other writing delivered by the Acquiror or Newco pursuant hereto shall be true and correct in all material respects;

             (d) Receipt by the Company Shareholders of a certificate of the chief executive officer of the Acquiror to the effect set forth in paragraphs
(b) and (c) above; and
                                       -10-

             (e) Receipt by the Company Shareholders of all documents the Company Shareholders may reasonably request relating to the existence of the Acquiror and the authority of the Person executing this Agreement on behalf of the Acquiror, all in form and substance reasonably satisfactory to the Majority Company Shareholders.

                    4. Seller Representations and Warranties

              The Company and the Company Shareholders hereby represent and warrant to the Acquiror, on the date hereof and on the Closing Date, as follows:

             4.1 Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Company Shareholder that is a corporation, limited partnership, limited liability company or similar entity is a corporation or other such entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has all corporate or legal powers required to execute, deliver and perform this Agreement, the Shareholder Pledge Agreement and the Registration Rights Agreement. Each Company Shareholder that executes this Agreement as a trustee, executor or personal representative has all fiduciary powers (pursuant to the instruments and agreements establishing such trust or estate and applicable law) required to execute, deliver and perform this Agreement, the Shareholder Pledge Agreement and the Registration Rights Agreement as such a trustee, executor or personal representative.

             4.2 Authorization. The execution, delivery and performance by the Company and each Company Shareholder of this Agreement, the Shareholder Pledge Agreement and the Registration Rights Agreement and the consummation by the Company and each Company Shareholder of the transactions contemplated hereby are within such party's corporate or legal powers and have been duly authorized by all necessary corporate, entity, shareholder, partner, member, trustee and beneficiary actions. The Company's board of directors has unanimously adopted, approved, declared the advisability of and recommended to the Company's shareholders this Agreement and the Merger. The Company Shareholders have unanimously adopted and approved this Agreement and the Merger. This Agreement constitutes a valid and binding agreement of the Company and each Company Shareholder; the Shareholder Pledge Agreement and the Registration Rights Agreement, when executed and delivered on the Closing Date, will each constitute a valid and binding obligation of each Company Shareholder; and each Employment Agreement, when executed and delivered on the Closing Date, will constitute a valid and binding obligation of the Company Shareholder party thereto.

             4.3 Governmental Authorization; Consents. The execution, delivery and performance by the Company and each Company Shareholder of this Agreement, the Shareholder Pledge Agreement, the Registration Rights Agreement and the Employment Agreements, and the consummation of the Merger, require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than the filing of a certificate of merger and articles of merger as contemplated by Section 2.3(d). No consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which the Company or any Company Shareholder is a party or by which any of them is bound is required or necessary for the execution, delivery and performance of this Agreement, the Shareholder Pledge Agreement, the Registration Rights Agreement or the Employment Agreements by the Company and each Company Shareholder or the consummation of the transactions contemplated hereby.

             4.4 Non-Contravention. The execution, delivery and performance by the Company and each Company Shareholder of this Agreement, the Shareholder Pledge Agreement, the Registration Rights Agreement and the Employment Agreements and the consummation of the Merger do not and will not (a) contravene or conflict with the articles of incorporation or bylaws of the Company or the articles of incorporation, bylaws or other governing documents of such Company Shareholder (including such Company Shareholder's partnership agreement, limited liability company agreement, trust agreement or other agreement or instrument, as the case may be), (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or such Company Shareholder; (c) contravene or conflict with, or constitute a violation of or default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company under, or to a loss of any material benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any license, franchise, permit or other similar authorization held the Company; (d) contravene or conflict with or constitute a violation of or default under any material provision of any agreement, contract or other instrument binding upon such Company Shareholder or
(e) result in the creation or imposition of any Lien on any asset of the Company.

             4.5 Title. As of the Closing Date and as of the date hereof, each Company Shareholder owns, legally, beneficially and of record, the number of Company Shares set forth under such Company Shareholder's name on the signature pages of this Agreement, subject to no Liens. All of the Company Shares owned by each Company Shareholder have been duly authorized and validly issued and are fully paid and nonassessable.

             4.6 Capitalization. The authorized capital stock of the Company consists of 100,000 shares of common stock. As of the date hereof and the Closing Date, there are issued and outstanding 100,000 Company Shares. No employee or other Person holds any option to purchase any shares of common stock of the Company that is now exercisable or may at any time in the future become exercisable, except for options that will be cancelled at or before the Closing Date. Except as described in this Section, as of the date hereof and the Closing Date, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or
(iii) options or other rights to acquire from the Company, or obligations of the Company to issue, deliver, repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (whether or not now exercisable).
                                      -12-

             4.7 No Subsidiaries. There are no subsidiaries of the Company. The Company does not hold any shares of capital stock of any other corporation.

             4.8 Financial Statements. The audited balance sheet, income statement and statement of cash flows of the Company at the Financial Statement Date and for the fiscal year of the Company then ended, which have been delivered to the Company before the date hereof (the "Financial Statements"), fairly present, in accordance with GAAP, the financial position of the Company as of the date thereof and the results of operations and cash flows for the period then ended.

             4.9 Absence of Certain Changes. Except as required by this Agreement, since the Financial Statement Date, the Company has conducted its business in the ordinary course consistent with past practices and there has not been:

(a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

             (b) any declaration, setting aside or payment of any dividend or other distribution on any shares of the Company's capital stock, any payment on account of the purchase, redemption, retirement or acquisition of any shares of the Company's capital stock or any option, warrant or other right to acquire shares of the Company's capital stock;

             (c) any amendment of any term of any outstanding security of the Company;

              (d) any incurrence or assumption by the Company of any Debt;

             (e) any creation or assumption by the Company of any Lien, other than Liens arising in the ordinary course of business consistent with past practice which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $25,000 in the aggregate and (iii) do not in the aggregate materially detract from the value of the Company's assets or materially impair the use thereof in the operation of its business;

             (f) any making or acquisition of any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise, other than demand deposits and short-term cash investments made in the ordinary course of business consistent with past practice;

             (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

             (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practice (and other than pursuant to this Agreement);

             (i) any change in any method of accounting or accounting practice by the Company;

             (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) event or communication which causes the Company, any Company Shareholder or the Acquiror to believe that any key employee may not continue to be employed by the Company after the Closing Date, (iv) increase in benefits payable under an existing severance or termination pay policy or employment agreement or (v) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company, whether or not in the ordinary course of business or consistent with past practice; or

             (k) any labor dispute, other than routine or immaterial individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company.

             4.10 Properties. The Company does not own any real property or fixtures, including without limitation any plants, buildings, structures or land. The Company has and will have after the Closing Date good and marketable title to (or in the case of leased property valid leasehold interests in) all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Financial Statement Date, except for
(i) assets that are not necessary to the operations of the Company and are in the aggregate not material and (ii) inventory, in each case to the extent sold in the ordinary course of business consistent with past practice. None of such properties or assets is subject to any Liens, except Liens disclosed in the Financial Statements securing obligations disclosed in such Financial Statements and Liens which could be incurred after the Financial Statement Date without causing the representation in Section 4.9(e) (p. 13) to be untrue.

             4.11 No Undisclosed Material Liabilities. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances, which could reasonably be expected to result in such a liability, other than:

             (i) liabilities disclosed or provided for in the Balance Sheet; and

             (ii) liabilities incurred in the ordinary course of business consistent with past practice and in compliance with Section 4.9 (p. 13) since the Financial Statement Date.

             The Company has not Guaranteed any obligation of any other Person.

             4.12 Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of the Company or any Company Shareholder threatened against or affecting, the Company or any of its properties before any court or arbitrator or any governmental body, agency, official or authority which, if determined or resolved adversely to the Company in accordance with the plaintiff's demands, would reasonably be expected to have a Material Adverse Effect.

             4.13 Material Contracts. Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in Schedule 4.13, the Company is not a party to or subject to:

             (i) any lease providing for annual rentals of $10,000 or more;

              (ii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company of $10,000 or more;

              (iii) any sales, distribution or other similar Contract providing for the sale by the Company of goods that provides for annual payments to the Company of $10,000 or more;

              (iv) any partnership, joint venture or other similar Contract;

              (v) any Contract relating to Debt of the Company;

              (vi) any license agreement, franchise agreement or Contract in respect of similar rights granted to or held by the Company;

              (vii) any agency, dealer, sales representative or other similar Contract;

              (viii) any Contract that substantially limits the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company after the Closing Date; or

              (ix) any other Contract not made in the ordinary course of business consistent with past practice that is material to the Company.

             4.14 Compliance with Laws; No Defaults. The Company is not in violation of, and has not since January 1, 1997 violated, any applicable provision of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any agreement relating to Debt of the Company or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority.

             4.15 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Company Shareholder or the Company who might be entitled to any fee or commission from the Acquiror, the Company or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

             4.16 Intellectual Property.

             (a) Schedule 4.16 is a complete list of all Intellectual Property Rights of the Company, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right is recognized without regard to registration or has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

             (b) The Company has not, since January 1, 1997, been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business that has not been finally terminated without liability to the Company prior to the date hereof and that involves a claim of infringement of any patents, trademarks, service marks or copyrights. Neither the Company nor any Company Shareholder has any knowledge of any other claim or infringement by the Company, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights. No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company or any Person. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, service mark or copyright.

             (c) None of the processes and formulae, research and development results and other know-how of the Company, the value of which to the Company is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Company to any Person other than employees, representatives and agents of the Company.

             4.17 Employee Benefits. There is no Person that at any time conducted the business now conducted by the Company; the Company has not been a member of a controlled group of corporations and trades or businesses (whether or not incorporated) under common control that were treated as a single employer under Section 414 of the Internal Revenue Code. There is no employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code which is (or has been at any time) maintained by the Company or contributed to by the Company for persons who, at the time of such contribution, were employees of the Company.

             4.18 Environmental Compliance. No notice, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the knowledge of the Company or any Company Shareholder, threatened by any governmental or other entity (i) with respect to any alleged violation by the Company of any Environmental Law (as defined below), (ii) with respect to any alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) with respect to any generation, treatment, storage, recycling, transportation or disposal or release, as defined in 42 U.S.C. ? 9601(22) of any Hazardous Substance (as defined below) generated or used by the Company. The Company has not generated, transported, disposed of or arranged for the transportation or disposal (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended, or on any similar state list.

              "Environmental  Law" means each federal,  state and local statute, law, regulation, ordinance, rule, judgment, judicial decision, order, decree, code, plan, injunction, permit, concession, grant, franchise, license, agreement, or governmental restriction, relating to the environment or to emissions, discharges or releases of Hazardous Substances into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

             "Hazardous Substance" mean any and all pollutants, contaminants, asbestos, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances, materials or wastes.

4.19     Tax Matters.

             (a) Schedule 4.19 sets forth a list of each Tax Affiliate (as defined below), if any, and the tax periods for which each Person so listed was a Tax Affiliate. No federal income tax returns for the Company have been audited by the Internal Revenue Service and the Company has not agreed with the Internal Revenue Service to any extension of the statute of limitations with respect to its federal income taxes for any year. The Company and each Tax Affiliate have filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all Taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Tax Affiliate. The charges, accruals and reserves on the books of the Company in respect of Taxes are adequate. Schedule 4.19 sets forth a list of states, territories and jurisdictions (whether foreign or domestic) to which any Tax is or will be properly payable by the Company, and indicates for each whether the Company is treated as the equivalent of an S corporation by or with respect to each such jurisdiction. (b) The Company has timely filed a valid election to be treated as an S corporation in accordance with the provisions of
Section 1362(a) of the Internal Revenue Code, effective for the tax year in which it was incorporated and at all times subsequent thereto, and the Company has qualified and continues to qualify as an S corporation for all years and periods thereafter through and including the Closing Date. The Company does not hold any asset which, if sold or otherwise disposed of by the Company, could give rise to any taxable income pursuant to Section 1374 of the Internal Revenue Code or any similar provision of state or local law.

             "Tax Affiliate" during any period means each Person that, during such period, conducted the business now conducted by the Company and each Person that, during such period, was a member of (i) the affiliated group of corporations (as defined in Section 1504(a) of the Internal Revenue Code) of which the Company or such Person was a member or (ii) the combined, consolidated or unitary group (for purposes of any applicable state or local Tax) of which the Company or such Person was a member.

             4.20 Transactions with Affiliates. The Company is not a party to any Contract with any Affiliate or Company Shareholder.

             4.21 Non-competition. No Company Shareholder has any present intention to engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholder in any corporation or holder of an ownership interest in any other entity, in the business of maintaining a medium for the multilateral exchange of communications bandwidth.

             4.22 Other Information. None of the documents or information delivered to the Acquiror in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

             5. Acquiror Representations and Warranties

             The Acquiror and Newco hereby represent and warrant to the Company Shareholders, on the date hereof and on the Closing Date, as follows:

             5.1 Organization and Existence. Each of the Acquiror and Newco is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             5.2 Authorization. The execution, delivery and performance by the Acquiror and Newco of this Agreement, the Acquiror Notes, the Acquiror Pledge Agreement, the Registration Rights Agreement and the Employment Agreements, and the consummation by the Acquiror and Newco of the transactions contemplated hereby are within the respective corporate powers of the Acquiror and Newco and have been duly authorized by all necessary corporate action on the part of the Acquiror and Newco. Newco's board of directors has unanimously adopted, approved, declared the advisability of and recommended to the Acquiror this Agreement and the Merger. The Acquiror, as sole shareholder of Newco, has adopted and approved this Agreement and the Merger. This Agreement constitutes a valid and binding agreement of the Acquiror and Newco and the Acquiror Notes, the Acquiror Pledge Agreement, the Registration Rights Agreement and the Employment Agreements, when executed and delivered on the Closing Date, will constitute valid and binding obligations of the Acquiror.

             5.3 Governmental Authorization. The execution, delivery and performance by the Acquiror and Newco of this Agreement, the Acquiror Notes, the Acquiror Pledge Agreement, the Registration Rights Agreement and the Employment Agreements require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

             5.4 Non-Contravention. The execution, delivery and performance by the Acquiror and Newco of this Agreement, the Acquiror Notes, the Acquiror Pledge Agreement, the Registration Rights Agreement and the Employment Agreements do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of the Acquiror or Newco, (b) contravene or conflict with or constitute a violation of any provision of any provision of any law, regulation, judgment, injunction, order or decree binding upon the Acquiror or Newco, (c) contravene or conflict with, or constitute a violation of or default under any agreement, contract or other instrument binding upon the Acquiror or Newco.

             5.5  Title.  Upon  the  issuance  and  sale  contemplated  by  this
Agreement, each Company Shareholder will own, legally, beneficially and of record, the Acquiror Shares represented by a certificate in the name of such
Company Shareholder, subject to no Liens. All of the Acquiror Shares will have been duly authorized and validly issued and will be fully paid and nonassessable.

             5.6 Capitalization. The authorized capital stock of the Acquiror consists of 300,000,000 shares of common stock. As of the date hereof and the Closing Date, there are issued and outstanding 11,638,078 Acquiror Shares and options, warrants and rights to acquire (pursuant to conversion of convertible securities or otherwise), an aggregate of 2,500,000 Acquiror Shares. Except as described in this Section, as of the date hereof and the Closing Date, there are no outstanding (i) shares of capital stock or other voting securities of the Acquiror, (ii) securities of the Acquiror convertible into or exchangeable for shares of capital stock or voting securities of the Acquiror or (iii) options or other rights to acquire from the Acquiror, or obligations of the Acquiror to issue, deliver, repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Acquiror (whether or not now exercisable).

             5.7 Financial Statements. The audited balance sheet, income statement and statement of cash flows of the Acquiror at December 31, 1998 and for the fiscal year of the Acquiror then ended, which are included in the Acquiror's Form 10-KSB filed pursuant to the 1934 Act, fairly present, in accordance with generally accepted accounting principles, the financial position of the Acquiror as of the date thereof and the results of operations and cash flows for the period then ended. The unaudited balance sheet, income statement and statement of cash flows of the Acquiror at March 31, 1999 and for the three months then ended, which are included in the Acquiror's Form 10-QSB filed pursuant to the 1934 Act, fairly present, in accordance with generally accepted accounting principles, the financial position of the Acquiror as of the date thereof and the results of operations and cash flows for the period then ended, subject to normal year-end adjustments.

             5.8 Absence of Certain Changes. Since March 31, 1999, there has not been any material adverse change in the business, assets, condition (financial or otherwise), result of operations or prospects of the Acquiror, or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in such a material adverse change.

             5.9 Compliance with Laws; No Defaults. The Acquiror is not in violation of, and has not since January 1, 1997 violated, any applicable provision of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Acquiror. The Acquiror is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any agreement relating to Debt of the Acquiror or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority.

             5.10 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Acquiror who might be entitled to any fee or commission from the Company, any Company Shareholder or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

             5.11 SEC Filings. The Acquiror has filed all reports required to be filed with the Securities and Exchange Commission since January 1, 1998 (collectively, the "Acquiror SEC Reports"). None of the Acquiror SEC Reports, as of their respective dates (as amended through the date hereof and as supplemented by later Acquiror SEC Reports), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Acquiror SEC Reports, taken together with this Agreement and the other information regarding the Acquiror provided to Sean Whelan on May 24, 1999 by the Acquiror, do not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

             6. Covenants of the Company and the Company Shareholders

             6.1 Conduct of the Company's Business. From the date hereof until the Closing Date, the Company shall conduct its business in the ordinary course consistent with past practice and use its reasonable efforts to preserve intact its business organization and relationships with third parties and keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company agrees that it shall not:

              (i) adopt any change in its articles of incorporation or bylaws;

              (ii) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

              (iii) sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments and in the ordinary course consistent with past practice;

              (iv) pay or discharge any liability or obligation of the Company except when the same becomes due and payable (or, in the case of ordinary trade obligations arising in the ordinary course of business, in the ordinary course consistent with past practice); or

             (v) agree or commit to do any of the foregoing.

The Company shall not (a) take or agree to take any action that would make any representation and warranty of the Company or any Company Shareholder in this Agreement (including without limitation the representations and warranties in Section 4.9 (p. 13)) inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

             6.2 Other Offers. Until after the Closing Date, neither the Company, any Company Shareholder nor any officer, director, employee or agent of any of them shall, directly or indirectly:

              (i) take any action to solicit, initiate or encourage any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company, or the acquisition of any equity interest in the Company, or the acquisition of a substantial portion of the assets of the Company (other than the transaction with the Acquiror contemplated by this Agreement) (an "Acquisition Proposal"); or (

              ii) subject, in the case of the Company only, to the fiduciary duties of the board of directors of the Company under applicable law, as advised by legal counsel of recognized expertise, engage in negotiations with, or disclose any non-public information relating to the Company to, or afford access to the properties, books or records of the Company to, any Person that may be considering making, or has made, an Acquisition Proposal.

The Company and each Company Shareholder shall promptly notify the Acquiror after it receives any Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal, or any request for non-public information relating to the Company, or for access to the properties, books or records of the Company by any Person that may be considering making, or has made, an Acquisition Proposal, and shall keep the Acquiror fully informed as to the status and details of any Acquisition Proposal or such indication or request.

             6.3 Access to  Information.  From the date hereof until the Closing
Date, the Company and each Company Shareholder (a) shall give the Acquiror, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company, (b) shall furnish to the Acquiror, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and
(c) shall instruct the employees, counsel and financial advisors of the Company to cooperate with the Acquiror in its investigation of the Company; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company or any Company Shareholder hereunder.

             6.4 Confidentiality. Before the Closing Date and after any termination of this Agreement, the Company and each Company Shareholder shall hold, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Acquiror furnished to the Company or any Company Shareholder in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (a) previously known on a non-confidential basis by the Company or such Company Shareholder, (b) in the public domain other than by reason of the violation of this Section by the Company or a Company Shareholder or (c) later lawfully acquired by the Company or such Company
Shareholder from sources other than the Acquiror and not in breach of any confidentiality agreement with the Acquiror; provided that the Company and each

Company Shareholder may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement, so long as such Persons are informed by the Company or such Company Shareholder of the confidential nature of such information and are directed by the Company or such Company Shareholder to treat such information confidentially. The obligation of the Company to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, the Company and each Company Shareholder shall, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Acquiror, upon request, all documents and other materials, and all copies thereof, obtained by or on behalf of the Company or any Company Shareholder from the Acquiror in connection with this Agreement that are subject to such confidence.

             6.5 Notices of Certain Events. The Company and each Company Shareholder shall promptly notify the Acquiror of:

              (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

              (ii) any notice or other  communication  from any  governmental or
    regulatory   agency  or  authority  in  connection  with  the   transactions
    contemplated by this Agreement; and

              (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Company Shareholder that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 (p. 14) or that relate to the consummation of the transactions contemplated by this Agreement.

             6.6 Approvals. The Company and the Company Shareholders jointly and severally agree to use reasonable efforts to obtain all consents, authorizations or approvals required for completion of the transactions contemplated hereby.

             6.7 Public Announcements. Neither the Company nor any Company Shareholder shall issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Acquiror (as to, among other things, the content of such press release).

             6.8 Transfer Taxes. The Company Shareholders shall pay when due all Transfer Taxes imposed as a result of any transfer of Company Shares or property of the Company pursuant to the Merger, and the Company Shareholders jointly and severally agree to indemnify and hold harmless the Acquiror and the Company from and against any such Transfer Taxes.

             6.9 Shareholder Actions. Each Company Shareholder shall take all actions available to it to cause the Company to comply with the covenants set forth in this Article 6, including but not limited to voting its Company Shares in opposition to any action that would violate such covenants and voting its Company Shares in favor of actions taken to cause the Company to comply with such covenants (including without limitation the removal of directors).

                             7. Acquiror Covenants

             7.1  Confidentiality.   Before  the  Closing  Date  and  after  any
termination of this Agreement, the Acquiror shall hold, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Company furnished to the Acquiror in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (a) previously known on a non-confidential basis by the Acquiror, (b) in the public domain other than by reason of the Acquiror's violation of this Section or (c) later lawfully acquired by the Acquiror from sources other than a Company Shareholder or the Company and not in breach of any confidentiality agreement with the Company or the Company Shareholders; provided that the Acquiror may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement, so long as such Persons are informed by the Acquiror of the confidential nature of such information and are directed by the Acquiror to treat such information confidentially. The obligation of the Acquiror to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, the Acquiror shall, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by or on behalf of the Acquiror from the Company Shareholders and the Company in connection with this Agreement that are subject to such confidence.

             7.2 Payment of Certain Liabilities. The Acquiror shall pay on the Closing Date one-half of the following liabilities of the Company, and shall pay within thirty days after the Closing Date the balance of the following liabilities of the Company: (i) liabilities for accrued compensation in the amount of $25,384.60 to Sean Whelan and $17,500 to Ross Mayfield and (ii) up to $25,000 of liabilities of the Company and the Company Shareholders for expenses incurred for legal counsel and accountants in connection with this Agreement and the transactions contemplated hereby.

             7.3 Director. The Acquiror shall use its best efforts to cause Sean
Whelan  (or,  if he is not  able  or  willing  to  serve,  one  of  the  Company
Shareholders designated by the Majority Company Shareholders) to be nominated and elected to the board of directors of the Acquiror as soon as reasonably practicable after the Merger Time, subject to the following conditions precedent: (i) if the Company Shareholder so designated is not Sean Whelan, it is another individual reasonably acceptable to the Acquiror, (ii) the person so designated shall cooperate in the preparation of the relevant proxy statement and furnish all information required for such proxy statement and (iii) the person so designated shall not have been convicted of a felony or violation of any securities laws, or otherwise be unqualified to serve as a director of the Acquiror.

             7.4 Officers and Directors Insurance Coverage. For at least five years after the Merger Time the Buyer shall use its best efforts to provide officers' and directors' liability insurance covering the Person referred to in
Section 7.3 on terms no less favorable than customarily maintained by similar companies (and in any event on terms no less favorable than maintained for similarly-situated directors of the Acquiror).

             7.5 Stock Ownership After Merger.

              (a) Maintenance of Ownership of Newco. Until the first anniversary of the Closing Date, the Acquiror shall not, without the prior written approval of the Majority Company Shareholders (which shall not unreasonably be withheld):

              (i) take any action, or cause or permit Newco to take any action (including without limitation the issuance, sale, transfer or disposition of any capital stock of Newco or options or warrants to acquire capital stock of Newco, the modification of the terms of any outstanding securities of Newco or any recapitalization or similar transaction), if as a result the Acquiror would (x) own less than 50% of the outstanding common stock of Newco, (y) be entitled to less than 50% of the votes to be cast in the election of directors of Newco or (z) be entitled to less than 50% of the value to be distributed on liquidation of Newco (in each case on a fully-diluted basis, i.e. assuming exercise of all options and warrants to acquire capital stock of Newco);

              (ii) cause or permit Newco to sell or dispose of all or substantially all of its assets or to merge, consolidate or combine with any other Person; or

              (iii) cause or permit Newco to issue any capital stock of Newco (or options or warrants to acquire capital stock of Newco or other securities convertible into capital stock of Newco) ("Newco Equity Securities") except that, so long as clause (i) above is not violated:

              (x) Newco may issue stock options, stock purchase rights and stock bonuses to employees, consultants, officers and directors of Newco as compensation for services performed for Newco and

              (y) if Newco shall first have given the Company Shareholders, not less than 30 days before particular Newco Equity Securities are issued:

              (A) a notice setting forth the price at which Newco proposes to issue such Newco Equity Securities, the general terms of such Newco Equity Securities and the maximum number or amount of such Newco Equity Securities that it proposes to issue (a "Newco Issuance Notice") and

              (B) a form of subscription agreement pursuant to which each Company Shareholder may commit to purchase the Newco Equity Securities described in such Newco Issuance Notice, at the price and on the terms described in such Newco Issuance Notice, up to a maximum number or amount to be specified by such Company Shareholder (a "Newco Subscription Agreement") (it being understood that Newco may impose a minimum subscription requirement on the Company Shareholders by describing it in such Newco Issuance Notice, provided that the minimum subscription shall not in any event have a price in excess of $25,000); then Newco may issue the Newco Equity Securities described in such Newco Issuance Notice at any time or from time to time during the 180-day period following the date of such Newco Issuance Notice at the price set forth in such Newco Issuance Notice (or a price that is less favorable to the purchaser) and up to the maximum number or amount set forth in such Newco Issuance Notice, provided that if any Company Shareholder that properly completed, executed and delivered a Newco Subscription Agreement within 20 days after the date of such Newco Issuance Notice is not given the opportunity to purchase the maximum number or amount of such Newco Equity Securities that it subscribed for:

              (1) Newco shall not issue any such Newco Equity Securities to any Person other than a Company Shareholder unless the aggregate amount or number of such Newco Equity Securities issued to the Company Shareholders is not less than the amount or number of such Newco Equity Securities issued to other Persons (i.e. not less than 50% of such Newco Equity Securities are issued to Company Shareholders); and

              (2) if there is more than one such Company Shareholder, the number or amount of Newco Equity Securities that each such Company Shareholder is given the opportunity to purchase shall be allocated among them in proportion to the number of Company Shares each held immediately before the Merger.


A Company Shareholder who subscribes for Newco Equity Securities may, at its option, pay all or a portion of the purchase price for such Newco Equity Securities by transferring to Newco the Acquiror Note payable to such Company Shareholder, and Newco will treat each Acquiror Note so transferred as if it were cash in an amount equal to its principal amount plus the amount of accrued and unpaid interest at the date so transferred.

             (b) Protection of Pledged Stock. Until payment of all principal, interest and other amounts payable on the Acquiror Notes, the Acquiror shall not, without the prior written approval of the Majority Company Shareholders (which shall not unreasonably be withheld):

              (i) take any action, or cause or permit Newco to take any action prohibited by subsection (a);

              (ii) cause or permit Newco to issue capital stock to the Acquiror;

              (iii) sell, transfer or dispose of, or create or suffer to exist any Lien on, the shares of Newco common stock held by the Acquiror;

              (iv) cause or permit Newco to incur any indebtedness for borrowed money;

              (v) create or suffer to exist any Lien on any assets of Newco;

              (vi) cause or permit Newco to sell, transfer or dispose of any assets of Newco, other than sales in the ordinary course of business or in exchange for fair market value and other than the disposition or abandonment of assets that are obsolete or no longer usable in Newco's business; or
                                      -25-

(vii) cause or permit Newco to issue options or warrants to purchase Newco's capital stock unless: (A) the exercise price thereof is not less than the fair market value of such stock at the time of issuance of such option or warrant, as determined by the Board of Directors of Newco, and
        (B) the aggregate number of shares issuable on exercise of such options, if issued, would not (x) constitute more than 10% of the outstanding common stock of Newco, (y) entitle the holders in the aggregate to more than 10% of the votes to be cast in the election of directors of Newco or (z) entitle the holder in the aggregate to more than 10% of the value to be distributed on liquidation of Newco.


             7.6   Approvals.   The   Acquiror   shall   obtain  all   consents,
authorizations or approvals required for it to complete the Merger.

             7.7 Public Announcements. The Acquiror shall consult the chief executive officer of the Company before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, shall not issue any such press release or make any such public statement prior to such consultation.

             7.8 Federal Tax Cooperation. From time to time, before and after the Closing Date, the Acquiror and Newco agree to treat the Merger as a reorganization under Section 368(a)(2)(D) of the Internal Revenue Code and shall, at the request and expense of the Company Shareholders, sign, file and prepare filings and other documents, and take other actions and refrain from taking other actions, in each case to the extent commercially reasonable, so that the Merger will qualify as a reorganization under Section 368(a)(2)(D) of the Internal Revenue Code. Neither the Acquiror nor Newco, however, is making any representation as to, or undertaking any liability on account of, the characterization or treatment of the transactions contemplated hereby for the purpose of United States federal income taxes or any other Tax measured by the net or gross income of any party.

             7.9 Transfer Taxes. The Acquiror shall pay when due all Transfer Taxes imposed as a result of any transfer of Acquiror Shares or Acquiror Notes pursuant to the Merger, and the Acquiror agrees to indemnify and hold harmless the Company Shareholders from and against any such Transfer Taxes.

                              8. Investor Matters

             8.1 Representations and Warranties. Each Company Shareholder hereby represents and warrants as to itself that:

              (a) Such Company Shareholder is an "accredited investor" as defined in Section 501 of Regulation D issued under the 1933 Act.

              (b) Such Company Shareholder, either alone or with the assistance of such Company Shareholder's professional advisors, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such Company Shareholder's investment in the Acquiror.

              (c) Such Company Shareholder has either spoken or met with, or been given reasonable opportunity to speak with or meet with, representatives of the Acquiror for the purpose of asking questions of, and receiving answers and information from, such representatives concerning such Company Shareholder's investment in the Acquiror.

              (d) Such Company Shareholder has sufficient financial resources to be able to bear the risk of such Company Shareholder's investment in the Acquiror.

              (e) Such Company Shareholder will acquire the Acquiror Shares for its own account for investment purposes and not with a view toward the sale or distribution of all or any part of the Acquiror Shares. No one other than such Company Shareholder will have any beneficial interest in the Acquiror Shares acquired by such Company Shareholder.

             8.2 Securities Legended and Not Registered. Each Company Shareholder understands and agrees that, because the Acquiror Shares will not be Registered, (i) the Acquiror Shares will have the status of securities acquired in a transaction under Section 4(2) of the 1933 Act; and (ii) the Acquiror Shares cannot be sold unless it or they are Registered or an exemption from Registration is available. Each Company Shareholder agrees that it will in no event sell or distribute all or any part of the Acquiror Shares unless (a) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Acquiror Shares or
(b) the Acquiror receives an opinion of counsel for such Company Shareholder of recognized expertise in securities regulation, in form and substance reasonably acceptable to the Acquiror, stating that such transaction is exempt from
Registration, or (3) the Acquiror otherwise satisfies itself that such transaction is exempt from Registration.

              Such Company Shareholder consents to (A) the placing of a legend to the foregoing effect on all certificates representing the Acquiror Shares, stating that such securities have not been Registered and setting forth the restriction on transfer contemplated hereby and (B) the placing of a stop transfer order on the books of the Acquiror and with any transfer agents against the Acquiror Shares, as deemed necessary by the Acquiror to comply with such restrictions. Each Company Shareholder understands that, except pursuant to the Registration Rights Agreement, the Acquiror has no obligation to such Company Shareholder to Register the Acquiror Shares, and has not represented to such Company Shareholder that it will Register the Acquiror Shares.

             9. Survival; Indemnification

             9.1 Survival. The covenants, agreements, representations and warranties of the Acquiror and each Company Shareholder (but not the Company) contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until eighteen months after the Closing Date or, in the case of the representations and warranties contained in Sections 4.2, 4.5, 4.14, 4.15, 4.17, 4.18, 4.19, 5.2, 5.5, 5.9 and
5.10 and the covenant contained in Section 6.8 (p. 22), until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 9.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants, agreements, representations and warranties of the Company contained in this Agreement shall expire upon the purchase and sale of the Company Shares pursuant to this Agreement.

             9.2 Indemnification.

              (a) The Company Shareholders shall jointly and severally indemnify the Acquiror (and, effective at the Closing Date, the Company) against, and hold them harmless from, any and all damages, losses, liabilities and expenses (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (other than Company Closing Liabilities, to the extent the principal amount of the Acquiror Notes and the number of Acquiror Shares delivered are reduced on account thereof pursuant to Section 2.5 (p. 9)) ("Damages") incurred or suffered by the Acquiror or the Company arising out of (i) the conduct of the Acquiror's due diligence investigation of the Company and pursuit of the transactions contemplated hereby and (ii) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by any Company Shareholder pursuant to this Agreement, provided in the case of Damages arising out of any Company Shareholder's misrepresentation or breach of a provision of Article 8, each Company Shareholder's indemnity shall extend only to Damages arising out of its own misrepresentation or breach, and not that of other Company Shareholders.

              (b) The Company Shareholders shall have no obligation pursuant to subsection (a) unless the total amount that would be payable by the Company Shareholders to the Acquiror pursuant to such subsection for all Damages indemnified hereunder (without regard to the limitation in this subsection) exceeds $200,000. After the Merger Time, no Company Shareholder shall have any obligation to the Acquiror on account of Damages arising out of the conduct of the Acquiror's due diligence investigation of the Company and pursuit of the transactions contemplated hereby or any misrepresentation or breach of warranty, covenant or agreement made or to be performed by any Company Shareholder pursuant to this Agreement (other than those in Articles 2, 6 and 8), except pursuant to subsection (a). The Acquiror's recourse for the obligations of the Company Shareholders pursuant to subsection (a) shall be limited to the remedies set forth in the Shareholder Pledge Agreement.

              (c) The Acquiror hereby indemnifies each Company Shareholder against and agrees to hold them harmless from any and all Damages incurred or suffered arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Acquiror pursuant to this Agreement.

              (d) After the Merger Time, neither the Acquiror nor the Company shall have any obligation to the Company Shareholders on account of Damages arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Acquiror pursuant to this Agreement (other than those in Articles 2 and 7), except pursuant to subsection (c).

             9.3 Procedures. (a) The party seeking indemnification under Section
9.2 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense, provided that failure by the Indemnifying Party to notify the Indemnified Party of its election to control the defense of any such suit, action or proceeding within 30 days after notice thereof is given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to control the defense of such suit, action or proceeding. The Indemnifying Party shall not, in the defense of any such suit, action or proceeding, consent to the entry of any judgment or enter into any settlement (except, in each case, with the written consent of the Indemnified Party, which consent shall not unreasonably be withheld) which does not include, as to the Indemnified Party, an unconditional release of the Indemnified Party from any and all liability in respect of such suit, claim or proceeding. The Indemnified Party shall cooperate reasonably in the defense of any such suit, action or proceeding.

             (b) If the Indemnifying Party does not assume the defense of any suit, action or proceeding, the Indemnified Party may defend, but shall have no obligation to defend, against such suit, action or proceeding in any manner that it may deem appropriate and, unless the Indemnifying Party deposits with the Indemnified Party a sum equivalent to the total amount demanded in such suit, claim or proceeding plus the Indemnified Party's estimate of the cost of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement and for all losses and expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation.


                                10. Termination

             10.1 Grounds for Termination. This Agreement may be terminated at any time prior to satisfaction of the conditions precedent to be satisfied on the Closing Date:

              (i)  by  mutual   written   agreement  of  the  Majority   Company
    Shareholders and the Acquiror;

              (ii) by the Majority Company Shareholders upon (x) the failure on the Closing Date of a condition to the Company Shareholders' obligation to consummate the Merger set forth in Section 3.3 (p. 10), but only if the conditions set forth in Sections 3.1 and 3.2 are satisfied (or satisfaction of such conditions is tendered by the Company and the Company Shareholders) on or before the Closing Deadline or (y) the repudiation by the Acquiror of this Agreement or its obligations hereunder in writing or breach by the Acquiror of its obligations under Article 7 (p. 23), if the Acquiror fails to cure such breach within five Business Days after written notice from the Majority Company Shareholders specifying such breach and referring to this Section;
                                      -29-

              (iii) by the Acquiror upon (x) the failure on the Closing Date of a condition to the Acquiror's obligation to consummate the Merger set forth in Section 3.2 (p. 10), but only if the conditions set forth in Sections 3.1 and 3.3 are satisfied (or satisfaction of such conditions is tendered by the Acquiror) on or before the Closing Deadline or (y) the repudiation by the Company or any Company Shareholder of this Agreement or its obligations hereunder in writing or breach by the Company or any Company Shareholder of its obligations under Article 6 (p. 20), if the Company or such Company Shareholder fails to cure such breach within five Business Days after written notice from the Acquiror to the Company Shareholders specifying such breach and referring to this Section;

              (iv) by either the Acquiror or the Majority Company Shareholders, upon the failure on the Closing Date of a condition to all parties' obligations set forth in Section 3.1 (p. 9), or if the Merger is not consummated in circumstances other than those described in clauses (ii) and
    (iii) above.

The party or parties desiring to terminate this Agreement shall give notice of such termination to the other party or parties.

             10.2 Effect of Termination. If this Agreement is terminated, each party shall remain fully liable for any and all Damages incurred or suffered by the another party as a result of such party's breach of this Agreement.

                                11. Miscellaneous

             11.1 Notices. All notices and other communications hereunder shall be in writing (including facsimile transmission), and shall be given to each party at the address or telecopier number set forth under its name on the signature page hereof, or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other. Each such notice or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (b) otherwise, when delivered at the address or received at the telecopier number specified in this Section.


             11.2 Amendment; No Waivers; Integration. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Acquiror, the Company and the Majority Company Shareholders or, in the case of a waiver, by the party against whom the waiver is to be effective (or, in the case of waiver that is to be effective against any Company Shareholder, by the Majority Company Shareholders). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among any of the parties with respect to the subject matter of this Agreement.
                                      -30-

             11.3 Expenses.

             All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except as otherwise expressly agreed in this Agreement (including without limitation in Sections 2.4 (p. 7) and 7.2 (p. 23). Without limiting the generality of the foregoing, the Company shall not bear the costs and expenses of the Company Shareholders in negotiating and entering into this Agreement, providing due diligence information to the Acquiror, or complying with their obligations hereunder.

             11.4 Assignment. No party hereto may assign, delegate or otherwise transfer any of its obligations or rights under this Agreement.

             11.5 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue in any proceeding brought in such a court, and any claim that any such proceeding was brought in an inconvenient forum.

             11.6 Headings. The headings and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

             11.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective only when each party hereto shall have received (including without limitation by facsimile transmission) a counterpart hereof signed by each other party hereto.

              IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                             NETAMERICA.COM CORPORATION



                             By /s/ Douglas D. Cole
                                --------------------
                                Title: Chairman

                             Address for Notices:
                             --------------------
                             1896 School Street
                             Moraga, California 94556
                             Telecopier: (925) 377-2010

                             RATEEXCHANGE, INC.



                             By /s/ Sean Whelan
                                ----------------
                                Title: President

                             Address for Notices (through Closing Date):
                             -------------------------------------------
                             c/o Sean Whelan
                             494 Filbert Street
                             San Francisco, California 94133
                             Telecopier: (415) 550-2488

                             Address for Notices (after Closing Date):
                             -----------------------------------------
                             c/o NetAmerica.com Corporation
                             1896 School Street
                             Moraga, California 94556
                             Telecopier: (925) 377-2010




                             /s/ Sean Whelan
                             ---------------
                             SEAN WHELAN

                             Owner of 22,439 Company Shares

                             Address for Notices:
                             494 Filbert Street
                             San Francisco, California 94133
                             Telecopier: (415) 550-2488

                             /s/ Ross Mayfield
                             -----------------
                             ROSS MAYFIELD

                             Owner of 2,900 Company Shares

                             Address for Notices:
                             --------------------
                             235 Churchill Avenue
                             Palo Alto, California 94301
                             Telecopier: (650) 473-9490




                             /s/ Steven D. Strong
                             --------------------
                             STEVEN D. STRONG

                             Owner of 19,807 Company Shares

                             Address for Notices:
                             --------------------
                             451 Union Street #2
                             San Francisco, California 94133
                             Telecopier: (415) 397-5777




                             /s/ Michael J. Scheele
                             -----------------------
                             MICHAEL J. SCHEELE

                             Owner of 21,098 Company Shares

                             Address for Notices:
                             --------------------
                             435 Alvarado Street
                             San Francisco, California 94114
                             Telecopier: (415) 824-2929




                             /s/ Richard Grange
                             -------------------
                             RICHARD C. GRANGE

                             Owner of 14,679 Company Shares

                             Address for Notices:
                             --------------------
                             1057 Cottonwood Circle
                             Golden, Colorado
                             Telecopier: (303) 239-1020

                             /s/ Brad Grunewald
                             ------------------
                             BRAD K. GRUNEWALD

                             Owner of 14,679 Company Shares

                             Address for Notices:
                             --------------------
                             1700 Bluff Street
                             Boulder, Colorado 80304
                             Telecopier: (303) 278-0728




                             /s/ Robin Warren
                             ----------------
                             ROBIN WARREN

                             Owner of 3,016 Company Shares

                             Address for Notices:
                             --------------------
                             1290 Grove Street
                             San Francisco, California 94110
                             Telecopier: (312) 750-5917




                             /s/ Daniel Yamagishi
                             --------------------
                             DANIEL YAMAGISHI

                             Owner of 886 Company Shares

                             Address for Notices:
                             --------------------
                             930 Acoma Street
                             Denver, Colorado 80204
                             Telecopier: (303) 278-0728




                             /s/ Joe Germanotta
                             ------------------
                             JOE GERMANOTTA

                             Owner of 496 Company Shares

                             Address for Notices:
                             --------------------
                             135 West 70th Street, #1A
                             New York, New York 10023
                             Telecopier: (212) 579-2120

             Spousal Consent (Mayfield)

              I acknowledge that I know the contents of the foregoing Agreement and Plan of Merger. I am aware that, by its provisions, my spouse, Ross Mayfield, agrees to a transaction involving the shares of common stock of RateExchange, Inc., including my community interest in them, if any, undertakes certain indemnity and other obligations and pledges certain shares of
NetAmerica.com Corporation. I hereby consent, on behalf of our marital community, to the transactions contemplated by, and the obligations imposed by, the foregoing Agreement and Plan of Merger.



                                             /s/ Eneken Mayfield
                                             -------------------
                                             Name: Eneken Mayfield

             Spousal Consent (Strong)

              I acknowledge that I know the contents of the foregoing Agreement and Plan of Merger. I am aware that, by its provisions, my spouse, Steven D. Strong, agrees to a transaction involving the shares of common stock of RateExchange, Inc., including my community interest in them, if any, undertakes certain indemnity and other obligations and pledges certain shares of
NetAmerica.com Corporation. I hereby consent, on behalf of our marital community, to the transactions contemplated by, and the obligations imposed by, the foregoing Agreement and Plan of Merger.



                                      ------------------------------------
                                      Name:

              Spousal Consent (Scheele)

              I acknowledge that I know the contents of the foregoing Agreement and Plan of Merger. I am aware that, by its provisions, my spouse, Michael J. Scheele, agrees to a transaction involving the shares of common stock of RateExchange, Inc., including my community interest in them, if any, undertakes certain indemnity and other obligations and pledges certain shares of
NetAmerica.com Corporation. I hereby consent, on behalf of our marital community, to the transactions contemplated by, and the obligations imposed by, the foregoing Agreement and Plan of Merger.


                                      ------------------------------------
                                      Name:

                          Spousal Consent (Warren)

             I acknowledge that I know the contents of the foregoing Agreement and Plan of Merger. I am aware that, by its provisions, my spouse, Robin A.
Warren, agrees to a transaction involving the shares of common stock of RateExchange, Inc., including my community interest in them, if any, undertakes certain indemnity and other obligations and pledges certain shares of
NetAmerica.com Corporation. I hereby consent, on behalf of our marital community, to the transactions contemplated by, and the obligations imposed by, the foregoing Agreement and Plan of Merger.



                                      ------------------------------------
                                      Name:

                          Spousal Consent (Germanotta)

              I acknowledge that I know the contents of the foregoing Agreement and Plan of Merger. I am aware that, by its provisions, my spouse, Joe Germanotta, agrees to a transaction involving the shares of common stock of RateExchange, Inc., including my community interest in them, if any, undertakes certain indemnity and other obligations and pledges certain shares of
NetAmerica.com Corporation. I hereby consent, on behalf of our marital community, to the transactions contemplated by, and the obligations imposed by, the foregoing Agreement and Plan of Merger.



                                      /s/ Cynthia Bissett Germanotta
                                      ------------------------------
                                      Name:
                                      -36-